CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 150 to Registration Statement No. 333-174332 on Form N-1A of our report dated December 15, 2017, relating to the financial statements and financial highlights of First Trust North American Energy Infrastructure Fund and First Trust Strategic Income ETF, our report dated December 21, 2017, relating to the financial statements and financial highlights of First Trust Enhanced Short Maturity ETF, First Trust Low Duration Opportunities ETF, First Trust SSI Strategic Convertible Securities ETF, and First Trust Heitman Global Prime Real Estate ETF, and our report dated December 22, 2017, relating to the financial statements and financial highlights of First Trust Tactical High Yield ETF and First Trust Senior Loan Fund, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund IV as of and for the period ended October 31, 2017, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Overview of the Fund and the Service Providers" and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 28, 2018